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                                                                    EXHIBIT 23.2


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports dated May 4, 2000 included in this Form 10-K, into the Company's previously filed Registration Statements File Nos. 333-75764, 333-75772, 333-40020, 333-42186 and 333-46096.



ARTHUR ANDERSEN LLP



Dallas, Texas
March 27, 2002